Exhibit 10.9B

                1994 LONG-TERM INCENTIVE PLAN
                 (Effective April 27, 1994)

                       First Amendment

Pursuant to Section 4.11 of the 1994 Long-Term Incentive
Plan for Textron Employees (Effective April 27, 1994) (the
"Plan"), Textron Inc. hereby amends the Plan, effective
April 23, 1997 as follows:

1. A maximum of 30,000 PSU's can be earned by any participant with respect to any reward cycle.

2. The Committee may use objective performance criteria to determine how many PSU's will be earned with respect to performance targets, for example: EPS, ROE, ROIC, Free Cash
Flow, etc.

3. The Committee may no longer approve an award in excess of 100% for Corporate Officers.

4. If the actual results fall between the minimum and primary performance targets, the specific award will be based on a pre-established formula, but not more than that derived by the formula.

5. Prior to making such awards, the Committee will certify that the goals have been attained or satisfied.